Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Amesite Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity Debt Other	Common Stock, par value $0.0001 per share; Preferred Stock, par value $0.0001 per share; Debt Securities; Warrants; Rights; Units (3)
	Unallocated (Universal) Shelf	(2)	457(o)		(1)		(2)	$5,300,001	(4)	0.00015310	$811.43	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity Debt Other	Common Stock, par value $0.0001 per share; Preferred Stock, par value $0.0001 per share; Debt Securities; Warrants; Rights; Units (3)
	Unallocated (Universal) Shelf	(2)	415(a)(6)		(1)		(2)	$94,699,999	(4)	0.0000927	$8,778.69	S-3	333-260666	November 5, 2021	8,778.69

	Total Offering Amounts							100,000,000			$811.43
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$811.43

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock or preferred stock as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $100,000,000 less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the sale and issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F of Form S-3 under the Securities Act.
(3)	Rights will represent rights to purchase shares of common stock, shares of preferred stock, units or other securities registered hereby. Because the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement. Each unit will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(4)	The Registrant previously filed a registration statement on Form S-3 (File No. 333-260666), initially filed by the Registrant with the Securities and Exchange Commission on November 1, 2021 and declared effective on November 5, 2021 (the “Prior Registration Statement”), registering an aggregate of $100,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement on Form S-3 (this “Registration Statement”) includes shares of common stock having an aggregate gross sales price of $94,699,999 previously registered under the Prior Registration Statement (the “Unsold Securities”). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $5,300,001 of new securities registered on this Registration Statement pursuant to Rule 457(o) under the Securities Act. The registration fee previously paid by the Registrant relating to the Unsold Securities included in this Registration Statement will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.